UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	FSB	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2019 annual meeting of shareholders of Franklin Financial Network, Inc. held on May 23, 2019, (the “2019 Annual Meeting”), the Company’s shareholders voted on two proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s shareholders elected the following directors for a term of one year. There were 3,087,450 broker non-votes with respect to the proposal.

Director Nominees	Number of Shares Voted For	Number of Shares Withheld
Jimmy E. Allen	8,109,073	1,360,871
James W. Cross, IV	8,582,002	887,942
Dr. David H. Kemp	8,088,167	1,381,777
Dr. Anil C. Patel	8,547,656	922,288
Paul M. Pratt, Jr.	8,519,234	950,710
Pamela J. Stephens	8,560,978	908,966
Melody J. Sullivan	8,595,827	874,117
Gregory E. Waldron	8,593,717	876,227
Benjamin P. Wynd	8,594,040	875,904

Proposal 2. The Company’s shareholders ratified the selection of Crowe LLP as the Company’s independent auditor for 2019. There were no broker non-votes with respect to the proposal.

Votes For	Votes Against	Votes Abstained
11,755,557	735,209	66,628

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2019

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Christopher J. Black
Christopher J. Black
Executive Vice President and Chief Financial Officer